Sub-Item 77D


MFS Core Equity Fund, a series of MFS Series Trust I, changed its disclosure under Investment Objective from ...provide long-term growth of capital to
....seek capital appreciation, as described in Post-Effective  Amendment No. 51 to the Registration Statement (Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Core Growth Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of well-known and established companies which the funds investment adviser, Massachusetts Financial Services Company (referred to as MFS or the adviser), believes have above-average growth potential to MFS focuses on investing the funds assets in the stock of companies it believes to have above average earnings growth potential compared to other companies (growth companies), as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Strategic Growth Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, bonds, warrants, or rights convertible into stock and depositary receipts for these securities, of companies which the funds investment adviser, Massachusetts Financial Services Company (referred to as MFS or the adviser), believes offer superior prospects for growth to MFS (Massachusetts Financial Services Company, the funds investment adviser) normally invests the funds assets primarily in equity securities. MFS focuses on investing the funds assets in the stock of companies it believes to have above average earnings growth potential compared to other companies (growth companies), as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS New Discovery Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 65% of its net assets in equity securities of emerging growth companies to MFS (Massachusetts Financial Services Company, the funds investment adviser) normally invests the funds assets primarily in equity securities. MFS focuses on investing the funds assets in the stock of companies it believes to have above average earnings growth potential compared to other companies (growth companies), as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Technology Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 80% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of companies that the funds investment adviser, Massachusetts Financial Services Company (referred to as MFS or the adviser), believes have above average growth potential and will benefit from technological advances and improvements to MFS (Massachusetts Financial Services Company, the funds investment adviser) normally invests at least 80% of the funds net assets in securities of issuers principally engaged in offering, using or developing products, processes, or services that will provide or will benefit significantly from technological advances and improvements, and from While the fund is a diversified fund and therefore spreads its investments across a number of issuers, it may invest a relatively large percentage of its assets in a single issuer as compared to other funds managed by MFS to The fund is a non-diversified fund. This means that MFS may invest a relatively high percentage of the funds assets in a single issuer or a small number of
issuers,  each  as  described  in  Post-Effective   Amendment  No.  51  to  the
Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Value Fund, a series of MFS Series Trust I, changed its disclosure under Investment Objective from is to seek capital appreciation and reasonable income to is to seek capital appreciation. It also changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 65% of its net assets in equity securities of companies which Massachusetts Financial Services Company (referred to as MFS or the Adviser), believes are undervalued in the market relative to their long term potential to MFS (Massachusetts Financial Services Company, the funds investment adviser) normally invests the funds assets primarily in equity securities. MFS focuses on investing the funds assets in the stock of companies that it believes are undervalued compared to their perceived worth (value companies), each as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research International Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from The fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts, of foreign companies, to MFS (Massachusetts Financial Services Company, the funds investment adviser) normally invests the funds assets primarily in foreign equity securities, including emerging market equity securities, as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Cash Reserve Fund, a series of MFS Series Trust I, changed its disclosure under Principal Investment Strategies from Under normal market conditions, the fund invests at least 80% of its net assets in the following money market investments, to MFS (Massachusetts Financial Services Company, the funds
investment   adviser)  normally  invests  the  funds  assets  in  money  market instruments and repurchase agreements and from the fund may invest up to 35% of its total assets in U.S. dollar-denominated securities of foreign issuers, including foreign companies, foreign governments and sovereign entities (such as government agencies), foreign banks and U.S. branches of foreign banks to MFS may invest the funds assets in U.S. dollar-denominated foreign money market instruments and deleted the disclosure Up to 20% of the funds net assets may be invested in these [municipal] securities as described in Post-Effective Amendment No. 51 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.